Exhibit 99.1

Blackbaud, Inc. Announces First Quarter 2012 Results

Announces Second Quarter 2012 Dividend

CHARLESTON, S.C. – May 3, 2012 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its first quarter ended March 31, 2012.

“The first quarter was a solid start to 2012. Our Enterprise Business Unit delivered a particularly strong performance, and we continue to gain market share with our Blackbaud CRM offering. Our momentum in the higher education vertical is strong and growing, and our broader-based CRM momentum is being aided by our expanding customer references across each nonprofit vertical,” stated Marc Chardon, Chief Executive Officer of Blackbaud. “We believe Blackbaud is well positioned in the early stages of a major product replacement cycle. Many large nonprofit organizations continue to run their fundraising efforts based on 20+ year old technology, and we believe there is growing demand for modern solutions such as Blackbaud CRM that can help them better achieve their mission.”

Chardon added, “We are excited to have recently received regulatory approval to move forward with our acquisition of Convio, which we expect to close tomorrow. We believe our combined organization is well positioned to deliver a best of both worlds offering to nonprofit organizations, including the most comprehensive CRM and online fundraising solution. Our corporate cultures are very similar, our products are highly complementary and we believe our combined organization is in a much better position to serve the multi-channel supporter engagement needs of nonprofit organizations.”

First Quarter 2012 GAAP Financial Results

Blackbaud reported total revenue of $94.7 million for the first quarter of 2012, an increase of 9% compared to $86.6 million for the first quarter of 2011. GAAP income from operations and net income were $5.3 million and $2.8 million, respectively, compared with $9.8 million and $7.3 million, respectively, for the first quarter of 2011. Diluted earnings per share were $0.06 for the first quarter of 2012, compared with $0.17 in the same period last year.

First Quarter 2012 Non-GAAP Financial Results

Non-GAAP income from operations, which excludes stock-based compensation expense, amortization of intangibles arising from business combinations, acquisition-related expenses and gain on sale of assets, was $13.2 million for the first quarter of 2012, compared to $16.0 million in the same period last year. Non-GAAP net income was $7.8 million for the first quarter of 2012, compared to $9.8 million in the same period last year. Non-GAAP diluted earnings per share were $0.17 for the first quarter of 2012, compared to $0.22 in the same period last year.

A reconciliation between GAAP and non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“The solid momentum of our business contributed to first quarter revenue that was at the high-end of our guidance,” stated Tony Boor, Chief Financial Officer of Blackbaud. “As previously discussed, we made important incremental investments in G&A, R&D and services during the first quarter. Our investments to improve our back-office business processes were more front-end weighted than originally expected, and we accelerated hiring in sales and marketing to continue driving our momentum. We still expect to deliver a 20% non-GAAP operating margin for the full year 2012, and we believe our focus on improving internal efficiencies will enable Blackbaud to more effectively scale from a long-term perspective.”

“As we look ahead, we expect the acquisition of Convio to have a positive impact on Blackbaud’s long-term revenue growth, in addition to significantly accelerating our evolution to a subscription-based revenue model. In addition, we continue to expect the transaction to be accretive to our non-GAAP profitability for the first twelve months following the close of the acquisition, though the delayed close date will naturally push a majority of the benefit beyond the current calendar year,” Boor concluded.

Balance Sheet and Cash Flow

The Company ended the first quarter with $46.0 million in cash, compared to $52.5 million at the end of the fourth quarter. The Company generated $4.0 million in cash flow from operations during the first quarter, returned $5.4 million to stockholders by way of dividend and invested $6.3 million in capital expenditures.

While not drawn down as of March 31, 2012, the Company closed a $325 million credit facility during the first quarter, providing Blackbaud with the financing capacity to complete the acquisition of Convio. Additional details related to this credit facility can be found in the Company’s filings with the SEC.

Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has approved a second quarter 2012 dividend of $0.12 per share payable on June 15, 2012, to stockholders of record on May 25, 2012. Additionally, as of March 31, 2012, $50.0 million remained available under the Company’s share repurchase program.

Conference Call Details

Blackbaud will host a conference call today, May 3, 2012, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 877-719-9789 (domestic) or 719-325-4810 (international). A replay of this conference call will be available through May 10, 2012, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 9938407. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ: BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 26,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare, and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, social media, advocacy, constituent relationship management (CRM), analytics, financial management, and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Blackbaud has been recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work. Blackbaud is headquartered in Charleston, South Carolina and has employees throughout the United States, and in Australia, Canada, Mexico, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks related to closing the proposed acquisition of Convio; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, costs associated with amortization of intangibles arising from business combinations, one-time write-offs or expenses incurred in connection with acquisitions, and a gain in connection with the sale of assets. We use these measures and believe them useful to investors because they provide additional insight in comparing results from period to period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

or

Brian Denyeau

ICR

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@Blackbaud.com

843-216-6200 x3307

SOURCE:    Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$45,967	$52,520
Donor restricted cash	20,891	40,205
Accounts receivable, net of allowance of $3,950 and $3,913 at March 31, 2012 and December 31, 2011, respectively	63,486	62,656
Prepaid expenses and other current assets	32,401	31,016
Deferred tax asset, current portion	1,560	1,551

Total current assets	164,305	187,948
Property and equipment, net	34,773	34,397
Deferred tax asset	28,552	29,376
Goodwill	90,216	90,122
Intangible assets, net	42,818	44,660
Other assets	8,526	6,087

Total assets	$369,190	$392,590

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$12,194	$13,464
Accrued expenses and other current liabilities	27,840	32,707
Donations payable	20,891	40,205
Deferred revenue	152,708	153,665

Total current liabilities	213,633	240,041
Deferred revenue, noncurrent	9,443	9,772
Other noncurrent liabilities	2,357	2,775

Total liabilities	225,433	252,588

Commitments and contingencies
Stockholders' equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized, 54,205,775 and 53,959,532 shares issued at March 31, 2012 and December 31, 2011, respectively	54	54
Additional paid-in capital	182,498	175,401
Treasury stock, at cost; 9,050,125 and 9,019,824 shares at March 31, 2012 and December 31, 2011, respectively	(167,205)	(166,226)
Accumulated other comprehensive loss	(869)	(1,148)
Retained earnings	129,279	131,921

Total stockholders' equity	143,757	140,002

Total liabilities and stockholders' equity	$369,190	$392,590

Blackbaud, Inc.

Consolidated statements of comprehensive income

(Unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2012	2011
Revenue
License fees	$7,168	$4,551
Subscriptions	28,062	23,917
Services	23,958	24,979
Maintenance	33,566	31,833
Other revenue	1,952	1,348

Total revenue	94,706	86,628

Cost of revenue
Cost of license fees	613	720
Cost of subscriptions	12,974	9,162
Cost of services	20,042	18,874
Cost of maintenance	5,977	6,251
Cost of other revenue	1,469	1,134

Total cost of revenue	41,075	36,141

Gross profit	53,631	50,487

Operating expenses
Sales and marketing	20,377	19,278
Research and development	13,304	11,966
General and administrative	14,501	9,202
Amortization	197	233

Total operating expenses	48,379	40,679

Income from operations	5,252	9,808
Interest income	47	33
Interest expense	(191)	(24)
Other (expense) income, net	(308)	69

Income before provision for income taxes	4,800	9,886
Income tax provision	2,041	2,593

Net income	$2,759	$7,293

Earnings per share
Basic	$0.06	$0.17
Diluted	$0.06	$0.17
Common shares and equivalents outstanding
Basic weighted average shares	43,944,459	43,352,216
Diluted weighted average shares	44,613,256	43,916,657
Dividends per share	$0.12	$0.12
Other comprehensive income
Foreign currency translation adjustment	279	256

Comprehensive income	$3,038	$7,549

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Three months ended March 31,
(in thousands)	2012	2011
Cash flows from operating activities
Net income	$2,759	$7,293
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,816	4,048
Provision for doubtful accounts and sales returns	1,117	1,124
Stock-based compensation expense	3,836	3,796
Excess tax benefits from stock-based compensation	(310)	(193)
Deferred taxes	967	1,076
Gain on sale of assets	–	(549)
Other non-cash adjustments	(555)	(12)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(1,686)	9,148
Prepaid expenses and other assets	(1,754)	6,889
Trade accounts payable	1,739	(1,677)
Accrued expenses and other liabilities	(5,253)	(7,067)
Donor restricted cash	19,361	1,527
Donations payable	(19,361)	(1,527)
Deferred revenue	(1,691)	(6,365)

Net cash provided by operating activities	3,985	17,511

Cash flows from investing activities
Purchase of property and equipment	(6,297)	(1,073)
Purchase of net assets of acquired companies, net of cash acquired	–	(16,475)
Proceeds from sale of assets	–	600

Net cash used in investing activities	(6,297)	(16,948)

Cash flows from financing activities
Dividend payments to stockholders	(5,409)	(5,336)
Proceeds from exercise of stock options	2,959	316
Excess tax benefits from stock-based compensation	310	193
Payments of deferred financing costs	(2,440)	–
Payments on capital lease obligations	–	(14)

Net cash used in financing activities	(4,580)	(4,841)

Effect of exchange rate on cash and cash equivalents	339	429

Net decrease in cash and cash equivalents	(6,553)	(3,849)
Cash and cash equivalents, beginning of period	52,520	28,004

Cash and cash equivalents, end of period	$45,967	$24,155

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2012	2011
GAAP revenue	$94,706	$86,628

GAAP gross profit	$53,631	$50,487
Non-GAAP adjustments:
Add: Stock-based compensation expense	784	801
Add: Amortization of intangibles from business combinations	1,779	1,623

Total Non-GAAP adjustments	2,563	2,424
Non-GAAP gross profit	$56,194	$52,911

Non-GAAP gross margin	59%	61%

GAAP income from operations	$5,252	$9,808
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,836	3,796
Add: Amortization of intangibles from business combinations	1,976	1,856
Add: Acquisition-related expenses	2,183	1,054
Less: Gain on sale of assets	–	(549)

Total Non-GAAP adjustments	7,995	6,157
Non-GAAP income from operations	$13,247	$15,965

Non-GAAP operating margin	14%	18%

GAAP net income	$2,759	$7,293
Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	7,995	6,157
Less: Tax impact related to Non-GAAP adjustments	(2,949)	(3,663)

Non-GAAP net income	$7,805	$9,787

Shares used in computing Non-GAAP diluted earnings per share	44,613	43,917

Non-GAAP diluted earnings per share	$0.17	$0.22

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$181	$102
Cost of services	492	457
Cost of maintenance	111	242

Subtotal	784	801
Operating expenses
Sales and marketing	417	357
Research and development	651	843
General and administrative	1,984	1,795

Subtotal	3,052	2,995

Total stock-based compensation expense	$3,836	$3,796

Amortization of intangibles from business combinations
Cost of revenue
Cost of license fees	$123	$165
Cost of subscriptions	982	801
Cost of services	411	387
Cost of maintenance	244	252
Cost of other revenue	19	18

Subtotal	1,779	1,623
Operating expenses	197	233

Total amortization of intangibles from business combinations	$1,976	$1,856